Ohr Pharmaceutical 8-K

Exhibit 10.39

AMENDMENT 1 TO COMMON STOCK PURCHASE WARRANT

This AMENDMENT 1 (this “Amendment”), dated as of March 11, 2014, to the Class J Common Stock Purchase Warrants (the “Warrants”), originally issued by the Company on December 16, 2011;

WITNESSETH:

WHEREAS, for its convenience, the Company wishes to amend the terms of the Warrants to provide for cashless exercise;

WHEREAS, under the terms of Sections 18 and 19 of the Warrants, the Warrants may be amended with the consent (the “Required Consent”) of a majority in interest of the holders of the Warrants;

WHEREAS, the holders of Warrants who execute this Amendment (the “Holder Parties”) constitute the Required Consent; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meaning set forth in the Warrants;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto agree as follows:

1.                  Effective upon receipt by the Company of the Required Consent, the Holder Parties and the Company agree that the Warrants are hereby amended to provide:

(a)             The following term shall be added as defined term in the Warrants:

“Fair Market Value” shall mean the value of a share of Common Stock as determined in accordance with the following provisions:

(1) If the Common Stock is listed or admitted to unlisted trading privileges on the NYSE or is traded on the Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be equal to the average of the closing sale price of the Common Stock during the five (5) trading days immediately preceding the date of the event which requires the determination of Fair Market Value on whichever of such exchanges or Nasdaq Stock Market had the total highest daily trading volume for the Common Stock during such five (5) day trading period.

(2) If the Common Stock is not listed or admitted to unlisted trading privileges on the NYSE or the Nasdaq Stock Market, but is listed or admitted to unlisted trading privileges on the BSE or another national securities exchange (other than the NYSE or the Nasdaq Stock Market), the Fair Market Value of a share of Common Stock shall be the average of the closing sale price of the Common Stock during the five (5) trading days immediately preceding the date of the event which requires the determination of Fair Market Value.

(3) If the Common Stock is not listed or admitted to unlisted trading privileges on any national securities exchange, or listed for trading on Nasdaq Stock Market or quoted or reported on the BSE or another national securities exchange (other than the NYSE or the Nasdaq Stock Market), but is traded in the over-the-counter market, the Fair Market Value of a share of Common Stock shall be the average of the average of the last reported bid and asked prices of the Common Stock reported by National Quotation Bureau, Inc. for the five (5) trading days immediately preceding the date of the event which requires the determination of Fair Market Value.

(4) If the Common Stock is not listed or admitted to unlisted trading privileges on any national securities exchange, or listed for trading on Nasdaq Stock Market or quoted or reported on the BSE or another national securities exchange (other than the NYSE or the Nasdaq Stock Market), and bid and asked prices of the Common Stock are not reported by National Quotation Bureau, Inc., the Fair Market Value of a share of Common Stock shall be an amount, not less than the book value thereof as of the end of the most recently completed fiscal quarter of the company ending prior to the date requiring a determination of fair market value, determined in accordance with general accepted accounting principles, consistently applied.”

(b)            Commencing on the date of receipt of the Required Consent, in addition to the exercise rights set forth in Section 3.1 and 3.2 of the Warrants, Holders of the Warrants may exercise the Warrants as follows:

“In addition to the method of payment set forth in Section 3.1 or 3.2 of the Warrants and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering shares of Common Stock or Warrants in the manner and at the place specified in Section 3.1 of the Warrants as payment of the aggregate Purchase Price per share for the Warrants to be exercised. The number of Warrants or shares of Common Stock to be surrendered in payment of the aggregate Purchase Price for the Warrants to be exercised shall be determined by multiplying the number of Warrants to be exercised by the Purchase Price per share, and then dividing the product thereof by an amount equal to the Fair Market Value per share of Common Stock on the date that all documents and instruments required to be delivered or surrendered to the Company for exercise of the Warrant have been so delivered or surrendered.”

(c)             The Holder Parties hereby consent to this Amendment.

2

2.                  Miscellaneous. (a) Except as specifically provided herein, (i) the Agreement and Warrants shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, (ii) the execution, delivery and effectiveness of this Amendment shall not constitute a waiver of any provision of any of the Warrant, (iii) all references to the Warrant in the Warrant and this Amendment shall refer to the Warrant as amended hereby and as amended from time to time, and (iv) this Amendment shall be subject to Sections 17 through 19 of the Warrants.

 (b)                This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Amendment shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by fax, .pdf or otherwise, copies of this Amendment.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

OHR PHARMACEUTICAL, INC.	Holder Party:
Name:

By:	By:
Name:	Name:
Title:	Title:

Holder Party:
Name:

By:
Name:
Title:

Holder Party:
Name:

By:
Name:
Title:

4